As filed with the Securities and Exchange Commission on December 23, 2013

Registration No. 333-____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ENERGY FOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3021850 (I.R.S. Employer Identification No.)

32000 Aurora Road, Suite B

Solon, Ohio 44139

(Address of principal executive offices) (Zip code)

Energy Focus, Inc. 2013 Employee Stock Purchase Plan

(Full Title of Plan)

James Tu

Executive Chairman Chief Executive Officer

Energy Focus, Inc.

32000 Aurora Road, Suite B

Solon, Ohio 44139

440.715.1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John M. Gherlein

Janet A. Spreen

Baker & Hostetler LLP

PNC Center

1900 East 9th Street

Cleveland, Ohio 44114

Telephone: 216.621.0200

Facsimile: 216.696.0740

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer☐	Accelerated filer☐	Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller Reporting Company☑

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price	Registration Fee
Common Stock, $0.0001 par value per share, pursuant to Energy Focus, Inc. 2013 Employee Stock Purchase Plan	5,000,000	$0.48	$240,000	$31

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of Common Stock that may be offered or issued under the 2013 Employee Stock Purchase Plan in connection with any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) promulgated under the Securities Act of 1933, as amended. The Registrant’s Common Stock is quoted on the Over The Counter Bulletin Board under the symbol “EFOI.” This estimate is based upon the closing sales price per share of the shares of Common Stock of the Registrant on December 18, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents previously filed under File No. 000-24230 with the Commission.

(a)

The Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 27, 2013, and Amendment No. 1 to that annual report on Form 10-K/A, filed with the Commission on April 24, 2013.

(b)

The Registrant’s quarterly reports on Form 10-Q for our fiscal quarters ended March 31, 2013, June 30, 2013, and September 30, 2013 filed with the SEC on May 15, 2013, August 13, 2013 and November 13, 2013, respectively.

(c)

The Registrant’s current reports on Form 8-K, filed with the SEC on March 12, 2013, May 3, 2013, May 23, 2013, June 10, 2013, June 21, 2013, July 3, 2013, July 12, 2013, October 1, 2013, November 26, 2013 and November 27, 2013.

(d)

The Registrant’s definitive proxy statement on Schedule 14A for our annual meeting of shareholders, SEC File No. 000-24230, filed with the Commission on August 16, 2013, as supplemented on August 29, 2013.

(e)

A description of the Registrant’s Common Stock contained in its Current Report on Form 8-K, filed with the Commission on November 27, 2006, and any amendment or report filed for the purpose of updating that description.

All reports and definitive proxy or information statements filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. The Registrant expressly excludes from such incorporation information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any document or any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or such statement. Any document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of these filings, at no cost, by writing or telephoning the Company at the following address: Energy Focus, Inc., 32000 Aurora Road, Suite B, Solon, Ohio 44139; telephone number 440.715.1300.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

General Corporation Law

The Registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “General Corporation Law”), among other things, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without approval of the Court of Chancery or the court in which such suit is brought if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102 of the General Corporation Law permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Certificate of Incorporation and Bylaws

Article XI and Article XII of the Registrant’s certificate of incorporation (the “Certificate”) provides that the liability of its officers and directors shall be eliminated or limited to the fullest extent authorized or permitted by the General Corporation Law. Under the General Corporation Law, the directors have a fiduciary duty to us which is not eliminated by these provisions of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available to the Registrant. These provisions also do not affect the directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Article VI of the Registrant’s bylaws provides that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by the Registrant or in its right), by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding.

Article VI of the Registrant’s bylaws further provides that in the event a director or officer has to bring suit against the Registrant for indemnification and is successful, the Registrant will pay such director’s or officer’s expenses of prosecuting such claim; that indemnification provided for by the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Registrant may purchase and maintain insurance on behalf of a director or officer against any liability asserted such officer or director and incurred by such officer or director in such capacity, whether or not the Registrant would have the power to indemnify such director or office against such expense or liability under the General Corporation Law.

Liability Insurance and Indemnification Agreements

The Registrant’s directors and officers are covered under directors’ and officers’ liability insurance policies maintained by the Registrant, insuring such persons against various liabilities. In addition, the Registrant has entered into indemnification agreements with certain of its officers, directors and key employees.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit
No.	Description	Where Located
4.1	Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on November 13, 2013.
4.2	Form of Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 27, 2006.

4.3	Certificate of Ownership and Merger, Merging Energy Focus, Inc., a Delaware corporation, into Fiberstars, Inc., a Delaware corporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2007.

4.4	Bylaws of the Registrant	Incorporated by reference to Appendix C to the Registrant’s Current Report on Form 8-K filed on November 27, 2006.

5.1	Opinion of Baker & Hostetler LLP	Filed herewith.

23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm	Filed herewith.

23.2	Consent of Baker & Hostetler LLP (contained in Exhibit 5.1)	Filed herewith.

24.1	Power of Attorney (included in the Signature Page to this Registration Statement)	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Solon, State of Ohio, on the 23rd day of December, 2013.

ENERGY FOCUS, INC.
By:	/s/ James Tu
James Tu
Executive Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James Tu and Frank Lamanna, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 23, 2013.

Signature	Title

/s/ James Tu	Executive Chairman of the Board and Chief Executive Officer
James Tu	(Principal Executive Officer)

/s/ Frank Lamanna	Chief Financial Officer and Secretary
Frank Lamanna	(Principal Financial and Accounting Officer)

/s/ Jennifer Cheng	Director
Jennifer Cheng

/s/ Simon Cheng	Director
Simon Cheng

/s/ John M. Davenport	Director
John M. Davenport

/s/ J. James Finnerty	Director
J. James Finnerty

/s/ Jiangang Luo	Director
Jiangang Luo

/s/ Michael R. Ramelot	Director
Michael R. Ramelot

EXHIBIT INDEX

Exhibit
No.	Description	Where Located
4.1	Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on November 13, 2013.
4.2	Form of Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on November 27, 2006.

4.3	Certificate of Ownership and Merger, Merging Energy Focus, Inc., a Delaware corporation, into Fiberstars, Inc., a Delaware corporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 10, 2007.

4.4	Bylaws of the Registrant	Incorporated by reference to Appendix C to the Registrant’s Current Report on Form 8-K filed on November 27, 2006.

5.1	Opinion of Baker & Hostetler LLP	Filed herewith.

23.1	Consent of Plante & Moran, PLLC, Independent Registered Public Accounting Firm	Filed herewith.

23.2	Consent of Baker & Hostetler LLP (contained in Exhibit 5.1)	Filed herewith.

24.1	Power of Attorney (included in the Signature Page to this Registration Statement)	Filed herewith.